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Exhibit 3.4

AMENDED AND RESTATED BYLAWS
OF
CLOUD PEAK ENERGY INC.

ARTICLE I

Offices

        SECTION 1. Registered Office. The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Company's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Company may be changed from time to time by action of the Board of Directors.

        SECTION 2. Other Offices. The Company may have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Company may require.

ARTICLE II

Meetings of Stockholders

        SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, or by means of remote communications, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

        SECTION 2. Annual Meeting. An annual meeting of stockholders shall be held each year. The date, time and place, if any, or means of remote communications, if any, of such meeting shall be determined by the Board of Directors of the Company. At such annual meeting the stockholders shall elect, subject to Article II, Section 9(b) of these Bylaws, members of the Board of Directors to succeed those whose terms expire and transact such other business as may properly be brought before the meeting.

        SECTION 3. Special Meetings. Special meetings of stockholders may be called for any purpose by the majority of the Board of Directors or its Chairperson and may be held at such time and place, if any, within or without the State of Delaware, or by means of remote communications, if any, as shall be stated in a notice of meeting.

        SECTION 4. Notice of Meetings. Except as otherwise provided herein or expressly required by statute, notice of each annual and special meeting of stockholders stating the date, place, if any, and hour of the meeting, means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in, and to the extent permitted by, Section 232 of the Delaware General Corporation Law the (the "DGCL"). When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to examine such stock list and to vote at the meeting and the number of shares held by each of them.

        SECTION 6. Quorum; Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by express provision of law (including the rules and regulations of administrative agencies or a national securities exchange upon which the Company is listed), or by the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the "Certificate of Incorporation"). Where a separate vote by a class or classes or series or series is required, a majority of the voting power of the shares of such class or classes or series or series entitled to vote, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the chairperson of the meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.

        SECTION 7. Organization. At each meeting of stockholders, the Chairperson of the Board of Directors, if one shall have been elected, or, in his or her absence or if one shall not have been elected, such person as the Board of Directors may have designated or, in his or her absence, the Chief Executive Officer, or in his or her absence, such person as may be chosen by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

        SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

        SECTION 9. (a) Voting. Except as otherwise provided by the Certificate of Incorporation or the DGCL, each stockholder of the Company shall be entitled at each meeting of stockholders to one

(1) vote for each share of capital stock of the Company standing in his or her name on the record of stockholders of the Company:

          (i)    on the date fixed pursuant to the provisions of Section 14 of Article II of these Bylaws, as amended from time to time (the "Bylaws") as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (ii)   if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him, her, or it by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of reliable electronic transmission executed or authorized by such stockholder or his or her attorney-in-fact, but no proxy shall be voted after (3) three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock of the Company present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of law (including statute and rules and regulations of administrative agencies or a national securities exchange upon which the Company is listed) or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes or series or series is required, the affirmative vote of the majority of shares of such class or classes or series or series present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of such class or classes or series or series, unless the question is one upon which by express provision of law (including statute and rules and regulations of administrative agencies or a national securities exchange upon which the Company is listed) or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by ballot.

        (b)   A nominee for director shall be elected to the Board of Directors at a meeting if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 11 of the Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day before the Company first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

        SECTION 10. Inspectors. The Board of Directors may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. The Board of Directors may designate one or more alternate inspectors to replace any inspector who fails to act. If any of the inspectors so appointed or any alternate shall fail to appear or act, the chairperson of the meeting shall, or if inspectors shall not have been appointed, the chairperson of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, except as otherwise provided herein, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairperson of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

        SECTION 11. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under Section 3 of this Article II, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of record of the Company (the "Record Stockholder") (i) who is a Record Stockholder on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) who is entitled to vote at such meeting, and (iii) who complies with the notice procedures set forth in this Section 11. For the avoidance of doubt, clause (b) above shall be the exclusive means for a stockholder to make nominations before an annual meeting or a special meeting of stockholders.

        In addition to any other applicable requirements, for a nomination to be made by a Record Stockholder (i) such Record Stockholder must have given timely notice thereof in proper written form to the Secretary of the Company (ii) and the Record Stockholder and the beneficial owner, if any, on whose behalf any such nomination is made, must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws.

        To be timely, a Record Stockholder's notice to the Secretary must be received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days prior to the date of the anniversary of the previous year's annual meeting provided, however, that, subject to the last sentence of this paragraph, in the event the annual meeting is convened on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the Record Stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least ten (10) days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Company. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a Record Stockholder's notice.

        To be in proper written form, a Record Stockholder's notice to the Secretary must set forth (a) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii)(A) the class or classes or series or series and number of shares of capital stock of the Company which are owned beneficially or of record by such person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by each such person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company held by each such person (for purposes of this Section, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such person that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person's immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such person, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iv) such person's written consent to serve as a director if elected, (v) a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors in accordance with the Board of Directors' policy and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (such act and the rules and regulations promulgated thereunder, the "Exchange Act"), (b) as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (each, a "party") (i) the name and record address of such Record Stockholder and the name and address of any other party, if any, (ii) (A) the class or classes or series or series and number of shares of capital stock of the Company which are owned beneficially or of record by such party, (B) any Derivative Instrument directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company held by each such party (for purposes of this Section, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by each such party that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party's immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iii) a description of all arrangements or understandings between any and each party and any and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Record Stockholder, (iv) a representation that such Record Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (v) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and (vi) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a "Nomination Solicitation Statement").

        No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 11. The chairperson of the meeting shall have the power and the duty to determine whether a nomination has been made in accordance with the procedures set forth in this Section 11 and, if the chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        For purposes of this Section 11 and Section 12 of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

        Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 11.

        SECTION 12. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is (a) included in the Company's proxy materials with respect to such meeting, (b) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) properly brought before the annual meeting by any Record Stockholder (i) who is a Record Stockholder on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) who is entitled to vote at such meeting, and (iii) who complies with the notice procedures set forth in this Section 12. For the avoidance of doubt, clause (c) shall be the exclusive means for a stockholder to propose business to be transacted (other than business included in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.

        In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Record Stockholder, (i) such Record Stockholder must have given timely notice thereof in proper written form to the Secretary of the Company, (ii) any such business must be a proper matter for stockholder action under Delaware law, and (iii) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Statement required by these Bylaws.

        To be timely, a Record Stockholder's notice to the Secretary must be received at the principal executive offices of the Company not less than ninety (90) days prior to the date of the anniversary of the previous year's annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event the annual meeting is convened on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the Record Stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a Record Stockholder's notice.

        To be in proper written form, a Record Stockholder's notice to the Secretary must set forth as to each matter such Record Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (b) as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (each, a "party"), (i) the name and record address of such stockholder, (ii) (A) the class or classes or series or series and number of shares of capital stock of the Company which are owned beneficially or of record by such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company held by each such party (for purposes of this Section, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by each such party that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party's immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iii) a description of all arrangements or understandings between any and each party and any other person or persons (including their names) in connection with the proposal of such business by such Record Stockholder,

(iv) a representation that such Record Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (v) any other information relating to such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the transaction of business pursuant to Section 14 of the Exchange Act, and (vi) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to carry the proposal (such statement, a "Business Solicitation Statement").

        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. The chairperson of the meeting shall have the power and the duty to determine whether a proposal has been made in accordance with the procedures set forth in this Section 12 and, if the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

        Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of a proposal in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        SECTION 13. Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

        SECTION 14. Fixing the Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

        SECTION 1. General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        SECTION 2. Number, Tenure and Election. The number of directors shall be determined in the manner provided in the Certificate of Incorporation. The directors of the Company shall be divided as evenly as possible into three classes as provided in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, at each annual meeting of the stockholders of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders of the Company held after their election.

        SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

        SECTION 4. Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, and to the extent practicable, on the same day and at the same place where such annual meeting shall be held. In the event such annual meeting of the stockholders is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

        SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

        SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, if one shall have been elected, or by two or more directors of the Company or by the Chief Executive Officer.

        SECTION 7. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, electronic transmission or similar means or (b) five (5) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission or similar means. Except as otherwise required by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice, or by electronic transmission by the director, and filed with the minutes or corporate records.

        SECTION 8. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 9. Quorum and Manner of Acting. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. For purposes of these Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board of Directors and, except to the extent designated as a committee of the Board of Directors pursuant to Section 13 of this Article III, the individual directors shall have no power as such.

        SECTION 10. Organization. At each meeting of the Board of Directors, the Chairperson of the Board of Directors, if one shall have been elected, or, in the absence of the Chairperson of the Board of Directors or if one shall not have been elected, the Chief Executive Officer (or, in his or her absence, another director chosen by a majority of the directors present) shall act as chairperson of the meeting and preside thereat. The Secretary or, in his or her absence, any person appointed by the chairperson, shall act as secretary of the meeting and keep the minutes thereof.

        SECTION 11. Resignations; Newly Created Directorships; Vacancies; and Removals. Any director of the Company may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Company. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation. Any director may be removed as provided in the Certificate of Incorporation.

        SECTION 12. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Company in any capacity.

        SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors (including, without limitation, the right to delegate authority to one or more subcommittees thereof) and may authorize the seal of the Company to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings.

        SECTION 14. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 13 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

        SECTION 15. Action by Consent. Notwithstanding any other provision contained herein, unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        SECTION 16. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

        SECTION 1. Number and Qualifications. The officers of the Company shall be elected by the Board of Directors and shall include the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary. The Company may also have, at the discretion of the Board of Directors, such other officers as are desired, including one or more Vice Presidents, Treasurer, one or more Assistant Treasurers, Controller, one or more Assistant Secretaries, and such other officers as may be necessary or desirable for the business of the Company. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, and no officer need be a director. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer, President and Secretary shall be filled as expeditiously as possible.

        SECTION 2. Election and Term of Office. The officers of the Company shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

        SECTION 3. Resignations. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Company. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

        SECTION 4. Removal. Any officer of the Company may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

        SECTION 5. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors.

        SECTION 6. Compensation. The compensation of the officers of the Company for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Company shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Company.

        SECTION 7. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Company shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

        SECTION 8. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Company and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

Indemnification

        SECTION 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan (hereinafter, an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Company to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys' fees, costs and charges, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification and advancement, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

        SECTION 2. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf an Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Article V; provided, however, that except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification and advancement, the Company shall advance expenses of any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The Board of Directors may, upon approval of such Indemnitee, authorize the Company's counsel to represent such person in any proceeding, whether or not the Company is a party to such proceeding.

        SECTION 3. Procedure for Indemnification and Advancement. Any indemnification or advance of expenses (including, without limitation, attorney's fees, costs and charges) under this Article V shall be made promptly, and in any event within 60 days, or, in the case of a claim for an advancement of expenses, within 20 days, upon the written request of an Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article V). The right to indemnification or advances as granted by this Article V shall be enforceable by such Indemnitee in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days (or 20 days with respect to advancement of expenses). To the full extent permitted by law, such Indemnitee's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including, without limitation, attorney's fees, costs and charges) under this Article V where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), nor the fact that there has been an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        SECTION 4. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification or advancement under this Article V shall be deemed to be a contract between the Company and each Indemnitee. Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnitee or the obligations of the Company arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

        SECTION 5. Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, with respect to an employee benefit plan), against any liability asserted against the person and incurred by the person or on the person's behalf in any such capacity, or arising out of the person's status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of this Article V or the DGCL; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

        SECTION 6. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the full extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Company.

        SECTION 7. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless provide indemnification and advancement to each Indemnitee entitled to such indemnification and advancement pursuant to paragraphs 1 and 2 of this Article V to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VI

Stock Certificates and Their Transfer

        SECTION 1. Stock Certificates. The Board of Directors may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Company shall be uncertificated shares of stock. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairperson of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, certifying the number of shares owned by him or her in the Company. A certificate representing shares issued by the Company shall, if the Company is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Company will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Company shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        SECTION 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Company a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Company on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        SECTION 4. Transfers of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Company shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Company for transfer, both the transferor and the transferee request the Company to do so.

        SECTION 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

        SECTION 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Company.

        SECTION 7. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

General Provisions

        SECTION 1. Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Company may be declared by the Board of Directors at any regular or special meeting out of funds legally available therefore. Dividends may be paid in cash, in property or in shares of stock of the Company, unless otherwise provided by statute or the Certificate of Incorporation.

        SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors may think conducive to the interests of the Company. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

        SECTION 3. Seal. The seal of the Company shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

        SECTION 4. Fiscal Year. The fiscal year of the Company shall end on December 31 of each fiscal year and may thereafter be changed by resolution of the Board of Directors.

        SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Company shall be signed, endorsed or accepted in the name of the Company by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

        SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Company to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

        SECTION 7. Loans. Subject to applicable law, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company and, in the case of a guaranty (other than a guaranty provided to a wholly owned subsidiary of the Company), such guaranty is necessary or convenient to the conduct, promotion or attainment of the business of the Company. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

        SECTION 8. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Company may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Company, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairperson of the Board of Directors or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairperson of the Board of Directors, or the Chief Executive Officer may, or may instruct the attorneys or agents so appointed to, execute or cause to be executed in the name and on behalf of the Company and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

        SECTION 9. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business. Beneficial owners of shares of Company stock held either in a voting trust or by a nominee on behalf of such person shall have such rights to inspect the books and records of the Company as are set forth in the DGCL.

        SECTION 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

        SECTION 11. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VIII

Amendments

        These Bylaws may be amended or repealed or new Bylaws adopted only in accordance with Article V of the Certificate of Incorporation.

EXHIBIT 1

FORM OF RESIGNATION

[Date]

Attention: Chairperson of the Board of Directors

Dear                                    :

        In accordance with the policy of the Board of Directors of Cloud Peak Energy Inc. (the "Company") regarding majority voting in director elections, I hereby tender my resignation as a director of the Board of Directors (the "Board"), provided that this resignation shall be effective upon, and only in the event that, (i) I fail to receive a sufficient number of votes for re-election at the next meeting of the stockholders of the Company at which my seat on the Board will be subject to election (the "Applicable Annual Meeting") and (ii) the Board accepts this resignation following my failure to be re-elected at the Applicable Annual Meeting.

        If I am re-elected at the Applicable Annual Meeting, this resignation will be deemed withdrawn upon my re-election. However, if I am not re-elected at the Applicable Annual Meeting, this resignation will remain in effect following such meeting but will be deemed withdrawn if and when the Board decides not to accept this resignation. This resignation may not be withdrawn by me at any time other than as set forth in this paragraph.

Very truly yours,
Director

EXHIBIT 2

MAJORITY VOTING POLICY

The Board of Directors has adopted the following policy:

        In accordance with the Company's Bylaws, if none of our stockholders provides the Company notice in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 11 of the Bylaws, of an intention to nominate one or more candidates to compete with the Board's nominees in a director election, or if our stockholders have withdrawn all such nominations by the tenth day before the Company mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as director only a candidate who agrees to tender promptly following the annual meeting at which he or she is elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by any other director in accordance with this Board policy.

        If an incumbent director fails to receive the required vote for re-election, the Board of Directors will act on an expedited basis to determine whether or not to accept the Director's resignation. The Board expects that the director whose resignation is under consideration to abstain from participating in any decision regarding resignation. The Board of Directors may consider any factors it deems relevant in deciding whether or not to accept a director's resignation.

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AMENDED AND RESTATED BYLAWS OF CLOUD PEAK ENERGY INC.